UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

AMENDMENT NO. 1

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HCW BIOLOGICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

On February 21, 2025, HCW Biologics Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A for its Special Meeting of Stockholders (the “Proxy Statement”) to be held on March 31, 2025 (the “Special Meeting”). This Amendment No. 1 to the Proxy Statement (“Amendment No. 1”) is filed solely to amend the Proxy Statement to correct, in two places in the Proxy Statement, an inadvertent clerical error to the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding as of the close of business on February 18, 2025, the record date for the Special Meeting, from 44,540,394 shares of Common Stock to 44,544,996 shares of Common Stock. This Amendment No. 1 supersedes in its entirety only (1) the disclosure on page 3 of the Proxy Statement answering the following question: “Q: Who may vote at the Special Meeting”, and (2) the table on page 13 of the Proxy Statement showing the impact of a Reverse Stock Split at different ratios, both of which updated disclosures are set forth on the following page.

THE PROXY STATEMENT THAT HAS BEEN PRINTED AND DISTRIBUTED TO THE COMPANY’S STOCKHOLDERS WAS CORRECTED PRIOR TO PRINTING AND DOES NOT CONTAIN THE CLERICAL ERROR DESCRIBED ABOVE AND SET FORTH BELOW.

Except as described above and as set forth below on the following page, this Amendment No. 1 does not supersede, modify or update any disclosure in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update such disclosure that may have been affected by subsequent events. YOU SHOULD READ THIS AMENDMENT NO. 1 IN CONJUNCTION WITH THE PROXY STATEMENT, AND THE PROXY STATEMENT SHOULD BE READ IN ITS ENTIRETY, EXCEPT AS SUPERSEDED BY THE INFORMATION IN THIS AMENDMENT NO. 1 AND THE UPDATED DISCLOSURES BELOW REGARDING THE RELEVANT ITEMS ON PAGES 3 AND 13 OF THE PROXY STATEMENT.

The following question and answer from page 3 of the Proxy Statement, which is included in the section of the Proxy Statement titled “QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS, VOTING, AND THE MEETING,” is amended and restated in its entirety as follows:

Q:	Who may vote at the Special Meeting?

A:

Stockholders of record as of the close of business on February 18, 2025, (“the Record Date”), are entitled to receive notice of, to attend and participate, and to vote at the Special Meeting. At the close of business on the Record Date, there were 44,544,996 shares of our Common Stock outstanding and entitled to vote.

The following table and accompanying footnotes from page 13 of the Proxy Statement, which is included in the section of the Proxy Statement titled “Principal Effects of a Reverse Stock Split”, is amended and restated in its entirety as follows:

	Number of Shares of Common Stock Before Reverse Stock Split	1-for-20	1-for-30	1-for-40	1-for-50
Authorized	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000
Issued and Outstanding[1]	44,544,996	2,227,250	1,484,833	1,113,625	890,900
Issuable Upon Conversion of Senior Secured Notes[2]	10,123,083	506,154	337,436	253,077	202,462
Issuable under Outstanding Equity Awards[3]	1,779,338	88,967	59,311	44,483	35,587
Reserved for Future Issuance[4]	3,444,343	172,217	114,811	86,109	68,887

Authorized but Unissued and Unreserved[5]	190,108,240	247,005,412	248,003,609	248,502,706	248,802,164

1	Issued and outstanding shares include 6,717,000 shares of our Common Stock issued in an equity financing on November 20, 2024.
2

The conversion of the Senior Secured Notes is subject to stockholder approval, but if approved, at least $6,580,000 of outstanding principal will convert to shares of our Common Stock at a conversion price of $0.65 per share.

3	Shares issuable under outstanding equity awards, as reported as of December 31, 2023.
4	Shares reserved for future issuance under the Company’s 2021 Equity Incentive Plan, as reported as of December 31, 2023.
5	Consists of shares of Common Stock authorized but unissued and unreserved for future issuance.